Exhibit 99.1
FOR IMMEDIATE RELEASE
July 9, 2008
CONTACT: Jerry L. Calvert
(864) 594-5690 (Work)

First National Continues Stock Repurchase Program

Spartanburg, SC, July 9, 2008 - First National Bancshares, Inc. (Nasdaq:FNSC), parent company of First National Bank of the South, today announced the results of its current stock repurchase program.

As of June 30, 2008, First National has repurchased 92,981 shares under the program at a weighted average price of $11.07 per share. The Board of Directors previously authorized the repurchase of up to 107,000 shares of First National common stock leaving up to 14,019 shares available for repurchase under the program.

Jerry L. Calvert, President, CEO and Vice Chairman, stated, “We see the stock repurchase program as an excellent way to continue to build value for our shareholders, as well as giving us an additional opportunity to effectively manage our capital. We believe that the purchase of shares of First National common stock continues to be an attractive investment for our company and for our shareholders, especially at recent trading prices.”

Under the terms of the stock repurchase program, First National may repurchase its issued and outstanding common stock in open-market transactions on the NASDAQ Global Market.  The program is structured to conform to the safe harbor provisions of Securities and Exchange Commission (SEC) Rule 10b-18. SEC Rule 10b-18 contains certain restrictions related to the manner, price, timing and volume of repurchases, among other conditions. First National is funding repurchases made under the program from available working capital.

The repurchase of shares by First National under the program is at management’s discretion after consideration of factors such as the market price of the stock, the nature of other investment opportunities or growth projects, available cash flows from operations, general economic conditions and other factors deemed appropriate.  The program does not obligate First National to acquire any specific number of shares and may be modified, suspended, extended, or terminated for any reason at any time without prior notice.

All per share prices and number of shares reflect the 7% stock dividend distributed on March 30, 2007.

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is an $848-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers. The banking division operates 11 full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and eight operating as First National Bank of the South in Columbia, Charleston, Mount Pleasant, Greenville and Greer. The Office of the Comptroller of the Currency (“OCC”) has approved the opening of a twelfth full-service branch, which is expected to open later in July in Lexington, South Carolina. First National has also received approval from the OCC to open its thirteenth full-service branch and York County market headquarters in the Fort Mill/Tega Cay community, which is expected to open early in 2009. First National also operates loan production offices in Rock Hill, South Carolina and Indian Trail, North Carolina. First National Bank’s wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office in Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses, uncertainties associated with the acquisition of Carolina National Corporation, the integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National’s shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National’s assets that First National acquired, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National’s products and services in the Columbia market, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation that the future events, plans, or expectations contemplated by either company will be achieved. First National does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.